Exhibit 10.2

EMPLOYEE AT WILL, NON-DISCLOSURE, NON-COMPETE, AND

DEVELOPMENT ASSIGNMENT AGREEMENT

This Employee At Will, Non-Disclosure, Non-compete, and Development Assignment Agreement (“Agreement”) is entered into on May 2, 2018, between Scott’s Liquid Gold-Inc. and Kevin A. Paprzycki (“Employee” or “you”).

RECITALS

We (as defined below) wish to employ you or continue your employment, and you wish to be employed by us or to continue your employment with us.  In connection with your services as an employee, you have had or will have access to or be provided with Confidential Information that is important to either our business or our customers.  As a condition of your employment or continued employment, we and you wish to set forth the terms concerning the use and disclosure of the Confidential Information, as well as the ownership of Developments as defined below.

AGREEMENT

In consideration of your employment or continued employment with us, the compensation received by you from us from time to time, the mutual promises stated in this Agreement, and other good and valuable consideration, we and you agree as follows:

1.Definitions.  The following terms shall have the meanings assigned below:

(a)“Cause” means you have (i) engaged in gross negligence, gross incompetence or willful misconduct in the performance of your duties; (ii) refused without proper reason to perform the material duties and responsibilities required of you by the Company; (iii) willfully engaged in conduct that is materially injurious to Company or its affiliates (monetarily or otherwise); (iv) committed an act of fraud, embezzlement or breach of fiduciary duty to Company or an affiliate (including the unauthorized disclosure of confidential or proprietary material information of Company or an affiliate); (v) been charged, through indictment or criminal complaint, entry of pretrial diversion or sentencing agreement, or has been convicted of (or pleaded no contest to) a crime involving fraud, dishonesty or moral turpitude or any felony; or (vi) engaged in dishonesty that is materially injurious to Company.

(b)“Company,” “us,” “our” or “we” means Scott’s Liquid Gold-Inc., any and all present or future subsidiaries (whether direct or indirect) of Scott’s Liquid Gold-Inc. and any successor to Scott’s Liquid Gold-Inc. or its businesses.

(c)“Confidential Information” means any non-public information, whether written, verbal, electronic, or otherwise, that has been, or after the date hereof may be furnished or disclosed by us, our other employees, our consultants or our agents to you, or that is accessible by you, however documented, including, but not limited to the following:

(i)any information pertaining to or regarding our business, financial statements, budgets, projections, financial condition, sales, strategies, forecasts, operations, properties, customer lists, prospective customer lists, databases, access codes and similar security information and procedures;

(ii)any technical information, ingredients of products, formulas, compositions, processes, inventions, developments, designs, sketches, drawings, samples, improvements, current and planned manufacturing or distribution methods and processes, price lists, market studies, business plans, trade secrets, market data, know-how, discoveries, software, computer programs or research relating to our past, present or future business;

(iii)any information belonging to or provided by our customers or regarding our customers; and

(iv)any information belonging to or provided by any of our vendors, suppliers or consultants.

The term "Confidential Information" shall not include any of the foregoing information that is in the public domain other than as the result of a breach of your obligations under this Agreement or other wrongful or unauthorized disclosure.

(d)“Conflicting Products” means any product, process or service of any person or entity which competes with a product, process or service which was offered or proposed by the Company while you were employed at the Company or about which you acquired any Confidential Information during your employment with us.

(e)“Developments” means all developments, improvements, inventions, trademarks, discoveries, formulas, processes, ideas, techniques, know-how and data, whether or not patentable, registrable or copyrightable, made, held, acquired, owned, conceived or reduced to practice or learned by you, either alone or jointly with others, during your employment with us or during any time period that includes a portion of your employment with us that are within the scope of our business.  A matter is deemed to be within the scope of our business if the matter (i) is related to or useful in our past, present or targeted future business, (ii) results from tasks assigned to you by us, (iii) results from the use of premises or property (including, but not limited to, Confidential Information, computer systems or any of our other resources) owned, leased, or contracted for by us, or (iv) results from your access to Confidential Information.

2.At Will Employment Status/Severance.  Your employment with us is subject to your right and our right to terminate your employment for any reason immediately at will, with no cause or prior notice and without severance pay, except as expressly set forth herein.  You will devote all of your working time to such services and duties as the Company directs, unless we give written permission to you to perform duties for others.  You will comply with rules and regulations adopted by us in regard to employment matters.  In the event the Company terminates your employment for any reason, other than for Cause, you will be entitled to severance pay equal to one month of your base salary (which excludes bonus pay and the value of any fringe or other benefits) for each year of your service to the Company then completed, up to a maximum of six months of severance pay.  Such severance amount, if any, will be subject to deductions for taxes and other applicable withholdings, and will be paid in accordance with the terms of a release, as set forth below.  If the termination of your employment with the Company is for Cause, or if you resign or terminate your employment, you will not be entitled to any severance pay.  As a condition to the receipt of the severance provided for herein, you will timely execute, return to the Company, and not revoke, if applicable, a release, in the form established by the Company and similar to the release attached hereto as Exhibit A, releasing the Company, and Company’s parent corporation, subsidiaries, affiliates, and their respective shareholders, partners, officers, directors, managers, employees, attorneys and agents from any and all claims and from any and all causes of action of any kind or character including, but not limited to, all claims or causes of action arising out of your employment with Company or its affiliates or the separation of such employment, but excluding all claims to vested benefits and payments you may have under any compensation or benefit plan, program or arrangement, including this Agreement.

3.Ownership, Protection and Nondisclosure of Confidential Information.

(a)All Confidential Information, in whatever form and in whatever medium recorded, is and shall remain solely our property.  At all times, both during and after your employment with us, you will:

(i)maintain and protect the confidentiality of all Confidential Information;

(ii)not disclose any Confidential Information to any other party without the prior written consent of at least two officers of the Company;

(iii)not use any Confidential Information for any purpose other than performing your duties as an employee of the Company; and

(iv)not remove any Confidential Information from our premises except as necessary to carry out your duties as directed and authorized by the Company.

(b)Any trade secrets of the Company will be entitled to all of the protections and benefits under any applicable state and federal trade secret law and any other applicable law.  If any information that we deem to be a trade secret is found by a court not to be a trade secret for purposes of this Agreement, the information will nevertheless be considered Confidential Information for purposes of this Agreement.  You hereby waive any requirement that we submit proof of the economic value of any trade secret or post a bond or other security.

4.	Non-competition.

(a)Acknowledgment of Law. You acknowledge that you are executive and management personnel, professional staff to executive and management personnel, and that the restrictions set forth below are intended to protect our trade secrets.

(b)Covenants. During the term of your employment and for a period of 12 months after termination of your employment (the “Non-competition Period”), regardless of the reason or which party initiated the termination of employment, you shall not, directly or indirectly, as an officer, director, employee, consultant, owner, shareholder, adviser, joint venturer, or otherwise, anywhere in the United States (i) work for or provide services to   another household/personal care products manufacturer, or (ii) compete in any other line of business in which we were engaged at any time during your employment with us.  This covenant does not restrict you from owning less than two percent (2%) of the publicly traded securities of any of our competitors.

(c)Acknowledgment of Restriction. You acknowledge that the duration and geographic restrictions set forth above are fair and reasonable, based on the geographic scope of our business operations and the nature of your position with us. You also acknowledge that you will have access to trade secrets, and therefore the restrictions on your future employment and business activities are necessary, fair and reasonable. You acknowledge and are prepared for the possibility that your standard of living may be reduced during the Non-competition Period, and assume and accept any risk associated with that possibility.

5.Return of Company Property.  Immediately upon termination of your employment with us, or immediately upon request from us, whichever first occurs, you will return all of our property to us, including but not limited to Confidential Information.  You will not retain any company property or Confidential Information, including, but not limited to, copies or reproductions of Confidential Information or notes relating to Confidential Information.

6.Developments.

(a)Every Development is the property of the Company.  You acknowledge that all writing, works of authorship and other Developments are the property of the Company, including any copyrights, patents or other intellectual property rights pertaining to Developments.  If it is determined that any works are not property of the Company, you will confirm, and execute documents as necessary for, the assignment of all of your right, title and interest, including all rights of copyright, patent and other intellectual property rights, to or in such Developments.

(b)You will disclose to us in writing any Development.

(c)You hereby assign to us any rights, title and interest you have, may have or may acquire in any and all Developments and you will assist us in every proper way (costs of said acquisition at our expense) to obtain and enforce patents, copyrights or other legal protections with respect to Developments in any and all countries.  To that end, you will provide appropriate assistance and execute all documents for use in the Company’s applying for and obtaining patents or rights regarding any Developments and enforcing the same, as we may desire, together with any assignments of Developments to us or parties designated by us.  If we are unable for any reason to secure your signature to a document serving one of the purposes described in this paragraph (c), you hereby irrevocably designate and appoint the Company and its authorized officers and agents as your agent and attorney-in-fact to act for and on your behalf to execute and file such documents.

(d)Upon termination of your employment or promptly upon the request of the Company, you will surrender to the Company all memoranda, notes, records, sketches, drawings and other documents and data of any kind, in whatever form or medium, pertaining to or containing any Developments that are in your possession or under your control.

(e)You agree not to assert any claim against our right to any Developments.

7.Use of Confidential Information of Other Parties.  You represent and warrant that you have not retained and will not use any materials or documents belonging to you or a former employer or any other party that are not generally available to the public, unless express written authorization for their possession and use has been obtained from that person and us.  You will not breach any obligation of confidentiality that you owe to any former employer or other party, and you will fulfill all such obligations during the period of your employment with us.

8.Purpose of Agreement; Other Employment.  The covenants and restrictions contained in this Agreement are intended to protect the legitimate business interests of the Company and its clients and not to prevent or interfere with your ability to earn a living.  You represent to us that you have sufficient abilities and talents to obtain, upon termination of your employment with us, comparable employment from other sources while fully honoring and complying with this Agreement.

9.Remedies.  You acknowledge that any violation of any of the covenants contained in Sections 3, 4, and 5 of this Agreement may give rise to substantial and irreparable injury to us, inadequately compensable in monetary damages.  Accordingly, in addition to any other legal or equitable remedies that may be available, we will be entitled to seek and obtain, without posting a bond, injunctive relief for a breach of, or specific performance of, any of your covenants and promises contained in those Sections.

10.Severability.  If a court of competent jurisdiction declares any provision of this Agreement invalid, void, voidable, or unenforceable, the court shall reform such provision(s) to render the provision(s) enforceable, but only to the extent absolutely necessary to render the provision(s) enforceable and only in view of your and our express desire that the Company be protected to the greatest possible extent under applicable law from improper competition and the misuse or disclosure of trade secrets and Confidential Information.  To the extent such a provision (or portion thereof) may not be reformed so as to make it enforceable, it may be severed and the remaining provisions shall remain fully enforceable.

11.Waivers.  The waiver by you or us of any breach of this Agreement will not be deemed to constitute a waiver of any later breach.  Failure to enforce any of the provisions of this Agreement will not be construed to be a waiver of the right later to enforce those provisions.

12.Whistleblower Immunity under Defend Trade Secrets Act. You understand that, in accordance with the Defend Trade Secrets Act of 2016, an individual cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a federal, state, or local government official (either directly or indirectly), or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  You also understand that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to a court order.  Finally, you understand that, for purposes of this provision, the term “employee” includes any individual performing work as a contractor or consultant for an employer.

13.Governing Law; Venue; Jury Trial Waiver.  This Agreement is governed by, and is to be construed and enforced in accordance with, the laws of the State of Colorado, without regard to the conflicts of laws principles of that State.  By executing this Agreement, each party submits to in personam jurisdiction to courts (state or federal) located in the State of Colorado, and hereby waives the right to a jury in any dispute arising under or related to this Agreement.

14.Complete Agreement; Binding Effect; Survival.  This Agreement constitutes the entire agreement between you and us with respect to its subject matter and may not be amended, supplemented, canceled or discharged except by a written instrument signed by both you and an authorized Company representative.  This Agreement supersedes any and all prior agreements between the parties with respect to the matters covered in this Agreement.  This Agreement is binding upon, and will inure to the benefit of, the parties’ respective representatives, heirs, successors and assigns.  Your obligations in this Agreement survive any termination of your employment with the Company for any reason and regardless of which party initiated the termination.

[SIGNATURES ON FOLLOWING PAGE]

You and we have executed this Agreement as of the date set forth in the first paragraph.

SCOTT'S LIQUID GOLD-INC.		EMPLOYEE

By:	/s/ Mark E. Goldstein	By:	/s/ Kevin A. Paprzycki
Printed Name:	Mark E. Goldstein	Printed Name:	Kevin A. Paprzycki
Position:	President and CEO	Position:	CFO

EXHIBIT A

(RELEASE AGREEMENT)

FORM OF SEPARATION AGREEMENT, WAIVER AND RELEASE

YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT

This Separation Agreement, Waiver and Release (the “Agreement”) is a contract between ___________________ (“Employee”) and Scott’s Liquid Gold-Inc. (the “Company” and together with the Employee, the “Parties”).  Employee and the Company wish to separate on an amicable basis.  Employee’s last day of employment with the Company and all affiliated entities was ______________________ (“Termination Date”).

In consideration of the foregoing and this Agreement’s mutual promises, the sufficiency of which is acknowledged, the Parties agree as follows:

1.TERMINATION FROM EMPLOYMENT AND PAYMENT OF WAGES THROUGH THE TERMINATION DATE.

(a)Pay at Termination.  Employee’s wages and compensation earned through the Termination Date, including any accrued and unused vacation accrued through the Termination Date, shall be paid as of the Termination Date.

(b)No Other Consideration Due.  Employee acknowledges and agrees that except as expressly set forth in this Agreement, Employee is entitled to no other wages, vacation pay, sick pay, bonuses, incentive pay, benefits or other compensation.  Employee also acknowledges and agrees that but for signing this Agreement, Employee would not be entitled to the consideration from the Company as set forth below.  The payment of these amounts may not be accelerated except as allowed by law, including Section 409A of the Internal Revenue Code and the regulations promulgated thereunder.  This Agreement does not alter the terms of Employee’s existing option awards, if any.

2.	CONSIDERATION FROM THE COMPANY.

Provided Employee complies with all requirements in this Agreement, the Company will pay Employee severance pay equal to (collectively, the “Separation Payment”) _____ months of Employee’s current base pay, less applicable taxes and withholdings, paid on regular payroll pay dates beginning on the first regularly scheduled payroll date after the Termination Date.

3.	AGREEMENTS.

(a)Release of All Claims.  The term “Releasee” or “Releasees” shall be construed as broadly as possible and includes: the Company and its divisions, subsidiaries, parent companies, companies under common control with the Company, joint venture members, successors and affiliates, and as to each of them, their former and current agents, stockholders, members, managers, directors, officers, employees, and all other persons acting by, through, under or in concert with any of them.  In exchange for the Company’s consideration, Employee (for Employee and Employee’s heirs and assigns) fully releases and discharges the Releasees from all claims, actions and causes of action of any kind, known or unknown, which Employee may presently have or claim to have against any Releasee based on actions or omissions occurring on or before the date on which Employee signs this Agreement, including, but not limited to, all claims arising out of or related to Employee’s employment with, and separation of employment from, the Company; Employee’s stock ownership in the Company; contract claims; all wrongful discharge or employment claims; all tort claims; all claims arising under the United States or any state’s constitution; all claims under Title VII of the Civil Rights Act of 1964, Equal Pay Act, Age Discrimination in Employment Act (ADEA), Older Workers Benefit Protection Act, Rehabilitation Act, Americans with Disabilities Act, Family and Medical Leave Act, Fair Labor Standards Act, Fair Credit Reporting Act, Worker Adjustment Retraining and Notification Act, Sarbanes-Oxley Act, Immigration Reform and Control Act, Occupational Safety and Health Act, National Labor Relations Act, Colorado Wage Act, and Colorado Anti-Discrimination Act; all claims arising under any other civil rights or employment laws or regulations (whether federal, state or local); any federal or state whistleblower laws or statutes; any claims based on Company policies or agreements, including severance policies or agreements to provide notice; any claims for incentive compensation or other benefits; any federal or state securities laws claims; and all claims to attorneys’ fees or costs.  Employee agrees that while nothing in this Agreement limits Employee’s right to file a future charge with any federal, state, or local governmental agency relating to Employee’s employment with Company and/or participate in a future action relating to such employment, whether brought by an agency or by another on

Employee’s behalf, Employee expressly waives by this Agreement the right to recover monetary damages and any other relief personal to Employee from the Company if such charge or lawsuit is pursued.

(b)Filed and Non-Assignment of Claims.  The parties hereby represent that they have neither filed nor caused to be filed any pending charges, suits, claims, grievances or other action which in any way arise out of or relate to Employee’s employment or termination with the Company.  The parties further represent that they have not directly or indirectly assigned any claim arising out of related to Employee’s  employment or termination with the  Company or released hereby to any other person or entity.  The rights of Employee under this Agreement may not be sold, assigned, pledged, committed, transferred, or otherwise conveyed (other than on death of Employee), and any attempt to  so convey rights or benefits under this Agreement shall not be recognized.  Except as otherwise required by law, the rights of Employee under this Agreement shall not be subject to attachment, garnishment, or execution, or to transfer by operation of law in the event of bankruptcy or insolvency of Employee or otherwise.

(c)Representations.  Employee represents and warrants that Employee was permitted by the Company to take all leave to which Employee was entitled, Employee was properly classified as exempt from overtime (if Employee was so classified), Employee has been properly paid for all time worked while employed by the Company and Employee has received all benefits to which Employee was or is entitled.  Employee represents and warrants that Employee knows of no facts and has no reason to believe that Employee’s rights under the Fair Labor Standards Act, the Family and Medical Leave Act, or Colorado Wage Payment Act (or any other state wage payment law) have been violated.

(d)Return of Company Property.  By signing this Agreement, Employee certifies that Employee has returned to the Company (and not retained any copies in any form) all Company documents and information (including all Confidential Information, trade secrets, data, and other proprietary information pertaining to the Company and its business operations and any other information stored on personally owned computer hard drives, flash drives or other medium or format), and any vehicles, badges, pagers, cell phones, computers, software, equipment or other property belonging to the Company.

(e)Non-Disparagement.  Employee shall not disparage, defame or make any negative or derogatory statements regarding the Company to anyone.  This is a material condition of this Release.  Notwithstanding the foregoing, neither this provision nor any other provision in this Agreement prevents or prohibits Employee from providing truthful and accurate information about Company, Employee, or any other Releasee in any legal or administrative proceeding or as may be otherwise required by law.

(f)Employee Confidentiality and Other Continuing Obligations.  Employee acknowledges that certain obligations as set forth in Employee’s At Will, Non-Disclosure, Non-compete, and Development Assignment Agreement (“Employment Agreement”), including but not limited to sections 3, 4, and 5 of that Employment Agreement, remain in full force and effect, and nothing in this Agreement supersede, modify, or otherwise restrict such continuing obligations.

(g)Cooperation with Litigation or Other Matters.  Employee acknowledges that Employee may have factual information or knowledge that may be useful to the Company in connection with current or future legal, regulatory or administrative proceedings.  Employee will cooperate reasonably with the Company in the defense or prosecution of any such claims.  Employee’s cooperation shall include being reasonably available to meet with counsel to prepare for discovery or trial, and to testify truthfully as a witness. The Company will not compensate Employee for testifying as a fact witness, but may reimburse Employee for reasonable expenses associated with travel, meals, lodging or other out of pocket expenses and costs associated with missed work time.  In all litigation or legal matters, Employee shall testify truthfully.

(h)Injunctive and Other Relief.  Employee agrees and acknowledges that any violation of any provision of this Section 3 shall constitute a material breach of this Agreement likely to cause irreparable harm to the Company.  Therefore, Employee agrees that any such breach or threatened breach by Employee shall give the Company the right to specific performance through injunctive relief requiring Employee to comply with Employee’s obligations under this Agreement in addition to any other relief or damages allowed by law.  In addition, if the Company seeks injunctive or other legal relief to enforce any provision of this Section 3, it may suspend any Separation Payment.  Any suspension of the Separation Payment or other consideration to be paid, shall not void Employee’s release of claims under this Agreement, which shall remain in full force and effect.

4.	DENIAL OF ANY LIABILITY.

The Company denies any liability to Employee, and Employee denies any liability to the Company.  The Parties agree that this Agreement may not be used as evidence; does not constitute an adjudication or finding on the merits; and is not, and shall not be construed as, an admission by the Company or the Employee of a breach of any contract or agreement, a violation of the Company’s policies and procedures, or a violation of any state or federal laws or regulations.  After execution (including signatures by both Employee and the Company), this Agreement may be introduced in evidence to enforce its terms.

5.	OPPORTUNITY TO CONFER AND OBTAIN ADVICE FROM OTHERS, INCLUDING ATTORNEYS; CONSIDERATION PERIOD AND REVOCATION RIGHTS.

The Company advises Employee to confer with an attorney of Employee’s own choosing before entering into this Agreement.  Employee represents that Employee has had a full opportunity to confer with an attorney before signing this Agreement. If Employee signs this Agreement without conferring with an attorney, Employee knowingly and voluntarily waives the opportunity to confer with an attorney before signing this Agreement.  Employee may take up to twenty-one (21) days (the “Consideration Period”) to consider whether to execute this Agreement, after which, if this Agreement has not yet been executed, the offer to enter into this Agreement shall automatically expire.  If Employee signs this Agreement prior to the expiration of the Consideration Period, Employee represents that Employee fully understands that Employee has been given the Consideration Period to consider whether to enter into this Agreement and has knowingly and voluntarily waived that opportunity.  Employee, if age 40 or over, has the opportunity to revoke this Agreement within seven (7) days after signing it (“Revocation Period”), by delivering a written revocation to the Chief Executive Officer, Scott’s Liquid Gold-Inc., 4880 Havana Street, Suite 400, Denver, Colorado 80239.  If this Agreement is revoked by Employee, it will be revoked in its entirety.

6.	COMPLETE AGREEMENT.

This Agreement is an integrated document.  It, along with any Exhibit(s), constitutes and contains the entire agreement and understanding between the Parties concerning the subject matter hereof.

7.	SEVERABILITY OF INVALID PROVISIONS.

The provisions of this Agreement are severable.  If any provision of this Agreement or its application is held invalid, the invalidity shall not affect other provisions or applications of this Agreement that can be given effect without the invalid provisions or application. If a court of competent jurisdiction declares any provision of this Agreement invalid, void, voidable, or unenforceable, the court shall reform such provision(s) to render the provision(s) enforceable, but only to the extent absolutely necessary to render the provision(s) enforceable and only in view of the Parties’ express desire that the Company be protected to the greatest possible extent under applicable law from improper competition and the misuse or disclosure of trade secrets and Confidential Information.  To the extent such a provision (or portion thereof) may not be reformed so as to make it enforceable, it may be severed and the remaining provisions shall remain fully enforceable.

8.	VENUE/CHOICE OF LAW/ATTORNEYS’ FEES/WAIVER OF RIGHT TO TRIAL BY JURY.

This Agreement has been negotiated within the State of Colorado and the rights and obligations of the Parties to this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado without regard to any jurisdiction’s principles of conflict of laws.  In any action brought to enforce this Agreement, the prevailing party shall be awarded its, his or her reasonable legal fees (including but not limited to attorney, paralegal and expert fees) and costs, to the maximum extent permitted by law, and the action shall be tried to a court without a jury.

9.	SECTION 409A OF THE INTERNAL REVENUE CODE OF 1986.

This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A "), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination of employment constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

10.	NO WAIVER OF BREACH.

No waiver of any breach of any term or provision of this Agreement shall be binding unless in writing and signed by the party waiving the breach.  No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement.

11.	FURTHER ASSURANCES.

The Parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the terms of this Agreement.

12.	HEADINGS NOT BINDING/COUNTERPARTS/ORIGINALS AND COPIES.

The use of headings in this Agreement is only for ease of reference and the headings have no effect and are not to be considered part of or terms of this Agreement.  This Agreement may be executed in counterparts.  A photocopy or facsimile copy of this Agreement shall be as effective as an original.

[SIGNATURES ON FOLLOWING PAGE]

EMPLOYEE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL THE PROVISIONS OF THIS AGREEMENT.  EMPLOYEE IS ENTERING INTO THIS AGREEMENT VOLUNTARILY AND THE CONSIDERATION EMPLOYEE RECEIVES IN EXCHANGE FOR EXECUTING THIS AGREEMENT IS GREATER THAN THAT TO WHICH EMPLOYEE WOULD BE ENTITLED IN THE ABSENCE OF THIS AGREEMENT.  EMPLOYEE IS NOT RELYING ON ANY REPRESENTATION OR UNDERSTANDING NOT STATED IN THIS AGREEMENT.

Executed this ____ day of _______, 201_.

[EMPLOYEE NAME] ________________________________ Signature

Executed this ____ day of ________, 201_.

Scott’s Liquid Gold-Inc.
Signature:_______________________

By:

Title:President and Chief Executive Officer